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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-30786) and in the Registration Statements on
Form S-8 (Nos. 2-90239, 2-92331, 2-96361, 33-30769, 33-31496, 33-31500,
33-38579, 33-50699, 33-52291, 33-58447, 33-65179, 33-22947, 333-30459, 333-45231
and 333-35836) of Hewlett-Packard Company of our report dated November 23, 1999, except for the stock split disclosed in Note 12 as to which the date is October 27, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 22, 2001